UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)

(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	XOSWW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 28, 2022, Xos, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days prior to the date of the Letter, the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had a 180-calendar day grace period, or until June 26, 2023, to regain compliance with the Minimum Bid Price Requirement. On June 20, 2023, the Company applied to transfer the listing of its Common Stock, as well as its warrants exercisable for one share of Common Stock per warrant at an exercise price of $11.50 per share of Common Stock (the “Warrants”), from The Nasdaq Global Market to The Nasdaq Capital Market.

On June 27, 2023, the Company received approval from the Listing Qualifications Department of Nasdaq to transfer the listing of the Common Stock and Warrants from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Company’s securities will be transferred to the Nasdaq Capital Market at the opening of business on June 29, 2023. The Common Stock will continue to trade under the symbol “XOS” and the Warrants will continue to trade under the symbol “XOSWW.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, but with less stringent listing requirements, although listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

In connection with the Approval, the Company has been granted an additional 180-calendar day grace period, or until December 26, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Common Stock must be at least $1.00 for at least ten consecutive business days during the additional 180-calendar day grace period. If the Company does not regain compliance during this additional grace period, the Common Stock would be subject to delisting by Nasdaq. As part of its transfer application, the Company notified Nasdaq that in order to regain compliance with the Minimum Bid Price Requirement during the additional grace period, it will implement a reverse stock split. If the Common Stock becomes subject to delisting as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by December 26, 2023, the Company may appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, the Common Stock would remain listed on the Nasdaq Capital Market pending a written decision by the Nasdaq Hearings Panel following a hearing. In the event that the Nasdaq Hearings Panel determines not to continue the Company’s listing and the Common Stock is delisted from The Nasdaq Capital Market, the Common Stock may trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2023

XOS, INC.

By:	/s/ Liana Pogosyan
Liana Pogosyan
Acting Chief Financial Officer